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                                                                           23.6
               [LETTERHEAD OF DUSSELDORFER TREUHAND-GESELLSCHAFT
                             ALTENBURG & TEWES AG]

                       Consent of Independent Accountants
                       ----------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Geotek Communications, Inc. (formerly Geotek Industries, Inc.) of our report dated September 6, 1994, on our audit of the financial statements of DBF Bundelfunk GmbH & Co. Betriebs-KG as of December 31, 1993, and for the year ended December 31, 1993, which report appears in the Company's Current Report on Form 8-K dated August 2, 1994, as amended.

Dusseldorf, August 22, 1995

DUSSELDORFER TREUHAND-GESELLSCHAFT
ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
STEUERBERATUNGSGESELLSCHAFT

      Berg                     Spielberg
Wirtschaftsprufer          Wirtschaftsprufer